                                       FORM 8-A
                                    ______________

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                   _______________

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934
                                   _______________

                                     POGO TRUST I
                (Exact name of registrant as specified in its charter)

               DELAWARE                                76-6147691
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

     c/o POGO PRODUCING COMPANY
     5 GREENWAY PLAZA, SUITE 2700
          Houston, Texas                                  77046
(Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange on which
Title of each class to be so registered      each class is to be registered
---------------------------------------      ------------------------------
  6 1/2% CUMULATIVE QUARTERLY INCOME             NEW YORK STOCK EXCHANGE
   CONVERTIBLE PREFERRED SECURITIES,
   SERIES A (AND THE GUARANTEE WITH
           RESPECT THERETO)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates:
333-75105 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                                         NONE
                                   (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The class of securities to be registered hereby is the 6 1/2% Cumulative Quarterly Income Convertible Preferred Securities, Series A (the "Preferred Securities") of Pogo Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust and are guaranteed by Pogo Producing Company ("Pogo Producing"), to the extent set forth in the Guarantee Agreement described below by Pogo Producing to Wilmington Trust Company, as Guarantee Trustee (the "Guarantee"). A description of the Preferred Securities and the Guarantee is set forth in the Registration Statement on Form S-3 of Pogo Producing and the Trust (Registration Nos. 333-75105 and 333-75105-01) filed with the Securities and Exchange Commission (the "Commission") on March 26, 1999, as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on May 3, 1999, and Pre-Effective Amendment No. 2 thereto filed with the Commission on May 10, 1999 and declared effective by the Commission on May 13, 1999 (as amended, the "Registration Statement") under the captions "Description of the Preferred Securities" and "Description of the Guarantees" and in the Prospectus Supplement relating thereto dated May 26, 1999 filed with the Commission on May 28, 1999 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act") under the captions "Description of the QUIPS" and "Description of the Guarantee" which description is incorporated herein by reference. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by Pogo Producing or the Trust with the Commission as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby deemed to be incorporated by reference herein.

ITEM 2.   EXHIBITS.

  Exhibit
  Number        Description of Exhibit                     Method of Filing
  ------        ----------------------                     ----------------
    1       Certificate of Trust of                  Filed as Exhibit 4.6.1 to
            the Trust                                the Registration Statement.

    2       Declaration of Trust of the Trust        Filed as Exhibit 4.4.1 to
                                                     the Registration Statement.

    3*      Form of Amended and                      Filed as Exhibit 4.5 to the
            Restated Declaration of                  Registration Statement
            Trust of the Trust

    4*      Form of Junior Subordinated Debt         Filed as Exhibit 4.3 to the
            Indenture, between Pogo Producing        Registration Statement.
            and Wilmington Trust Company, as
            Trustee

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
  Exhibit
  Number        Description of Exhibit                     Method of Filing
  ------        ----------------------                     ----------------
    5*      Form of Supplemental Indenture           Filed herewith.
            No. 1 to the Junior Subordinated
            Debt Indenture

    6*      Form of 6 1/2% Junior Subordinated       Included in Exhibit 5.
            Convertible Debenture, Series A
            (contained in Supplemental
            Indenture No. 1)

    7*      Form of Preferred Securities             Filed as Exhibit 4.10 to
            Guarantee                                the Registration Statement.

    8*      Form of Preferred Security               Included in Exhibit 4.5 to
            (contained in the Amended and            the Registration Statement.
            Restated Declaration of Trust)

------------------------
* The final form of this exhibit will be filed with a Current Report on Form 8-K to be subsequently filed with the Commission by Pogo Producing and is hereby deemed to be incorporated by reference herein.

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                                      SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        POGO TRUST I
                                        By:  Pogo Producing Company,
                                             Sponsor


Date: May 27, 1999                      By:  /s/ GERALD A. MORTON
                                             ----------------------------------
                                        Name:    Gerald A. Morton
                                        Title:   Vice President-Law
                                                 and Corporate Secretary

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